                          OFFER TO PURCHASE FOR CASH
                ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                                 MAXSERV, INC.

                                      AT

                              $7.00 NET PER SHARE

                                      BY

                         MAX ACQUISITION DELAWARE INC.

                         A WHOLLY OWNED SUBSIDIARY OF

                            SEARS, ROEBUCK AND CO.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON TUESDAY, MARCH 4, 1997, UNLESS THE OFFER IS EXTENDED.


                                                               February 4, 1997
To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated February 4, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by Max Acquisition Delaware Inc., a Delaware corporation ("Purchaser"), and a wholly owned subsidiary of Sears, Roebuck and Co., a New York corporation ("Parent"), to purchase any and all outstanding shares of common stock, par value $.01 per share (the "Shares"), of MaxServ, Inc., a Delaware corporation (the "Company"), at a purchase price of $7.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

  This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

  A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $7.00 per Share, net to the seller in cash, without interest.

    2. The Offer is being made for any and all of the outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, March 4, 1997, unless the Offer is extended.

    4. The Offer is not conditioned upon any minimum number of Shares being tendered or upon the approval of the Board of Directors of the Company or any committee thereof. The Offer is, however, subject to the satisfaction of certain other terms and conditions set forth in the Offer to Purchase.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                 MAXSERV, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 4, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Max Acquisition Delaware Inc., a Delaware corporation ("Purchaser"), and a wholly owned subsidiary of Sears, Roebuck and Co., a New York corporation, to purchase any and all outstanding shares of common stock, par value $.01 per share ("Shares"), of MaxServ, Inc., a Delaware corporation.

  This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Date: ______________, 1997

 NUMBER OF SHARES OF COMMON STOCK TO BE TENDERED:*_________________ Account Number: ________________


                                    SIGN HERE

                                    ___________________________________________
                                                   (Signature(s))

                                    ___________________________________________
                                                   (Print Name(s))

                                    ___________________________________________
                                                 (Print Address(es))

                                    ___________________________________________
                                         (Area Code and Telephone Number(s))

                                    ___________________________________________
                                         (Taxpayer Identification or Social
                                                 Security Number(s))
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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